Exhibit 5.1

February 2, 2021

Lazard Growth Acquisition Corp. I

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special New York counsel for Lazard Growth Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), in connection with the registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of units of the Company (the “Units”), with each Unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share”), and one-fourth of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one Class A Ordinary Share, and, if the over-allotment option is exercised, the offer and sale by the Company of additional shares to the underwriters (the “Underwriters”) pursuant to the terms of the underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Goldman Sachs & Co. LLC, as Representative of the Underwriters.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Registration Statement; (b) the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”); (c) the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement (the “Warrant Certificate”); (d) the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”); and (e) the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement. As used herein, the term “Transaction Documents” collectively refers to the Underwriting Agreement, the Unit Certificate, the Warrant Certificate and the Warrant Agreement.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that:

(a) when the Registration Statement becomes effective under the Securities Act and the Units have been duly authorized, issued and delivered by the Company in accordance with the Underwriting Agreement upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and

(b) when the Registration Statement becomes effective under the Securities Act and the Units have been duly authorized, issued and delivered in accordance with the Underwriting Agreement upon payment of the consideration therefor provided for therein, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite action on part of the parties thereto;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder: (i) conflicts or will conflict with the amended and restated memorandum and articles of association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We express no opinion herein as to any provision of any of the Transaction Documents that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to any of the Transaction Documents, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to (i) the enforceability of the provisions of any of the Transaction Documents to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in any of the Transaction Documents.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of the Cayman Islands.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Lazard Growth Acquisition Corp. I

30 Rockefeller Plaza

    New York, New York 10112

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